UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2008

REGENERATION TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31271	59-3466543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Research Circle, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 418-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

2008 Salaries and Bonus Targets. On January 28, 2008, the Compensation Committee of the Board of Directors of Regeneration Technologies, Inc. (the “Company”) approved 2008 salaries and a bonus plan (the “2008 Bonus Plan”) providing for the payment of cash bonuses based on the Company’s operating results for the 2008 calendar year. The 2008 Bonus Plan sets target bonus amounts and performance criteria for executive officers. The performance criteria include net income, operating cash flow, and revenue, and vary from officer to officer as set forth in the table below. As in the past, the Compensation Committee retains discretion to take other factors into account in determining bonuses and to award no bonuses even if performance criteria are met.

The table below sets forth the 2008 salaries and bonus targets (expressed as a percentage of salary) for the Company’s chief executive officer, principal financial officer and three most highly compensated executive officers other than the chief executive officer and principal financial officer:

Name	Office	2008 Salary	Bonus Target	Bonus Criteria (each weighted equally)
Brian K. Hutchison	Chairman, President and Chief Executive Officer	$441,000	61%	Net Income and Cash Flow

Thomas F. Rose	Vice President, Chief Financial Officer and Secretary	$262,500	50%	Net Income and Cash Flow

Roger W. Rose	Executive Vice President	$262,500	50%	Net Income, Cash Flow and Revenue

Caroline Hartill	Vice President of Quality Assurance and Regulatory Affairs and Chief Scientific Officer	$241,500	46%	Net Income and Cash Flow

Joseph W. Condon	Vice President of Operations	$220,500	41%	Net Income, Cash Flow, Revenue and Operations Specific Criteria

Stock Option Grants. On January 28, 2008, the Compensation Committee approved awards of stock options to certain executive officers of the Company pursuant to the 2004 Equity Incentive Plan (the “Plan”). These options are exercisable for $7.45 per share (the closing price on the date of grant) and will vest in five equal annual installments beginning on the first anniversary of the date of grant, subject to accelerated vesting upon the occurrence of a “Change of Control” (as defined in the Plan).

The table below sets forth the number of stock options awarded to the Company’s named executive officers:

Name	Office	Number of Options
Brian K. Hutchison	Chairman, President and Chief Executive Officer	35,000

Thomas F. Rose	Vice President, Chief Financial Officer and Secretary	30,000

Roger W. Rose	Executive Vice President	30,000

Caroline Hartill	Vice President of Quality Assurance and Regulatory Affairs and Chief Scientific Officer	30,000

In addition, on January 28, 2008, the Compensation Committee approved an award of 10,000 stock options to each member of the Company’s Board of Directors pursuant to the Plan. These options are exercisable for $7.45 per share (the closing price on the date of grant) and will vest on the first anniversary of the date of grant, subject to accelerated vesting upon the occurrence of a “Change of Control” (as defined in the Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.

Date: January 31, 2008	By:	/s/ Thomas F. Rose
	Name:	Thomas F. Rose
	Title:	Vice President and Chief Financial Officer